Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS Fourth quarter And year-end 2025 reSults

•	28% growth in fourth quarter revenue to $44.4 million
•	Annual refrigerant sales volume grew by 6%
•	Annual refrigerant reclamation volume increased by 18% for second consecutive year
•	Maintained strong, unlevered balance sheet
•	Completed accretive acquisition of Refrigerants Inc.
•	Board approved $20 million share repurchase authorization for 2026

WOODCLIFF LAKE, NJ – March 4, 2026 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the fourth quarter and year ended December 31, 2025.

Kenneth Gaglione, President and Chief Executive Officer of Hudson Technologies commented, “Hudson delivered a strong finish to 2025 with fourth quarter results that included revenue growth of 28% and the successful execution of our accretive acquisition of Refrigerants Inc.

“We also achieved a second consecutive year of 18% growth in refrigerant reclamation volume, a key driver of our long-term business strategy, helping to provide our operations with lower cost refrigerant feedstock. Reclamation is an integral part of the refrigerant supply chain, especially with the continuing phase down of HFCs through the AIM Act. Our demonstrated growth in reclaim volume illustrates the success of our efforts to expand the Company’s market presence and promote the adoption of the practice of recovering refrigerants. We have strategically expanded our capabilities and geographic reach related to securing recovered refrigerants, strengthened by our acquisition of USA Refrigerants in 2024 and Refrigerants Inc. in December 2025. We remain committed to our efforts to educate and build awareness among the contractor community around the benefits of recovering used refrigerant, both from a sustainability and economic perspective.

“Our unlevered balance sheet remained strong with a cash position of $39.5 million at December 31, 2025. During the fourth quarter we demonstrated our commitment to the Company’s capital allocation strategy, which is centered around driving organic growth, executing on strategic acquisitions and making opportunistic share repurchases. In the fourth quarter we invested in restocking inventory, acquired Refrigerants Inc. and repurchased $14 million of common stock. The investment in inventory at year end ensures that we are well positioned for the upcoming selling season.

“During the fourth quarter we announced that our board of directors had approved an increase to the Company’s share repurchase authorization to up to $20 million in shares of common stock for each of full year 2025 and full year 2026 as part of our share repurchase program. With the $14 million of stock purchased in the fourth quarter we fully utilized the 2025 authorization.

“We enter 2026 energized by the organic and strategic opportunities in front of us and look forward to expanding Hudson’s longstanding leadership role in lifecycle refrigerant management. The phase out of HFC refrigerants is well underway and we believe our reputation for service excellence, our customer base, proprietary reclamation technology and proven distribution network leave us well positioned to meet the evolving demands of the industry,” Mr. Gaglione concluded.

Three Month Results

For the quarter ended December 31, 2025, Hudson reported:

•	Revenues increased 28% to $44.4 million compared to revenues of $34.6 million in the comparable 2024 period. The increase was primarily related to stronger sales volume.

•	Gross margin of 8.0% compared to 16.7% in the fourth quarter of 2024. The 2025 gross margin included $4.2 million of inventory related costs, including a lower of cost or market adjustment related to the fourth quarter inventory build.

•	Selling, general and administrative expenses of $13.9 million compared to $8.0 million in the fourth quarter of 2024. SG&A in the fourth quarter of 2025 included $4.0 million of executive severance costs. Non-GAAP Adjusted SG&A was $9.9 million compared to $8.0 million in the fourth quarter of 2024 with the variance related to increased headcount .

•	Operating loss of $11.2 million compared to an operating loss of $3.2 million in the prior year period. The 2025 operating loss includes the $8.2 million in inventory and severance costs noted above. Non-GAAP Adjusted operating loss, which excludes the $4.0 million severance cost was $7.2 million compared to $3.2 million in the 2024 quarter.

•	Net loss of $8.6 million or a loss of $0.20 per basic and diluted share, which includes the after-tax impact of the $8.2 million of costs noted above, compares to a net loss of $2.6 million or $0.06 per basic and diluted share in the prior year period. Non-GAAP Adjusted net loss, which excludes the after-tax impact of the $4.0 million executive severance cost, was $5.4 million or $0.13 per diluted share compared to a non-GAAP Adjusted net loss of $2.6 million or $0.06 per diluted share in the prior year period.

(See tabular reconciliation of GAAP to non-GAAP adjusted financial measures in the back of this release)

Full Year 2025 Results

For the full year ended December 31, 2025, Hudson reported:

•	Revenues increased 4% to $246.6 million compared to revenues of $237.1 million for 2024. The increase in revenues was related to a 6% growth in sales volume partially offset by a decrease in refrigerant pricing.

•	Gross margin of 25.2% compared to gross margin of 27.7% for full year 2024, which included the decrease in refrigerant pricing coupled with higher freight costs.

•	Selling, general and administrative expenses were $40.2 million compared to $33.0 million in 2024. Non-GAAP Adjusted SG&A was $36.2 million compared to $32.6 million, with the variance to 2024 primarily related to the mid-year 2024 increase to the sales staff.

•	Operating income was $18.6 million compared to $29.3 million in 2024. Non-GAAP Adjusted operating income was $22.6 million compared to $29.7 million in 2024.

•	Net income of $16.7 million or $0.38 per basic and $0.37 per diluted share compared to net income of $24.4 million or $0.54 per basic and $0.52 per diluted share. Non-GAAP Adjusted net income was $19.7 million or $0.44 per diluted share compared to $24.7 million or $0.52 per diluted share.

(See tabular reconciliation of GAAP to non-GAAP adjusted financial measures in the back of this release)

At December 31, 2025 the Company reported $39.5 million in cash and cash equivalents.

Subsequent to the end of the fourth quarter, on February 1, 2026 the Company went live with a new ERP system that is expected to add connectivity to its operations and provide a more efficient platform for reliably serving its customers. As is common with new ERP implementations, the Company has experienced some startup inefficiencies that it expects will negatively impact first quarter 2026 revenues. Despite this headwind, Hudson anticipates that it will achieve a low-to-mid single digit revenue growth percentage in first quarter 2026 as compared to first quarter 2025. The Company does not expect inefficiencies from the ERP launch to persist into the second quarter of 2026.

Conference Call Information

Hudson Technologies will host a conference call and webcast today, Wednesday, March 4, 2026 at 5:00 p.m. Eastern Time to discuss the Company’s fourth quarter and year-end 2025 results.

Please visit this link at least 5 minutes prior to the scheduled start time in order to register and receive dial-in and webcast details.

A replay of the teleconference will be available until April 3, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 53478.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

About Non-GAAP Financial Measures

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted SG&A expenses, adjusted operating income (loss) and margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share (collectively, the “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain specified charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2024 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 hudson@imsinvestorrelations.com	Company Contact: Brian Bertaux, Chief Financial Officer Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	December 31,
	Unaudited 2025	2024
Assets
Current assets:
Cash and cash equivalents	$39,456	$70,134
Trade accounts receivable – net of allowance for credit losses of $941 and $1,079, respectively	17,098	13,629
Inventories	135,923	96,247
Income tax receivable	5,916	6,284
Prepaid expenses and other current assets	12,445	9,218
Total current assets	210,838	195,512

Property, plant and equipment, less accumulated depreciation	23,623	21,554
Goodwill	65,282	62,280
Intangible assets, less accumulated amortization	11,294	14,100
Right of use asset	5,290	6,878
Other assets	2,321	2,328
Total Assets	$318,648	$302,652

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$21,112	$8,692
Accrued expenses and other current liabilities	38,772	33,813
Accrued payroll	4,712	3,704
Other short-term liabilities	—	1,600
Total current liabilities	64,596	47,809
Deferred tax liability	4,034	4,076
Long-term lease liabilities	3,233	4,917
Long-term severance payable	1,595	—
Other long-term liabilities	1,800	—
Total Liabilities	75,258	56,802

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding: 41,647,221 and 44,284,374 respectively	416	443
Additional paid-in capital	91,692	110,792
Retained earnings	151,282	134,615
Total Stockholders’ Equity	243,390	245,850

Total Liabilities and Stockholders’ Equity	$318,648	$302,652

Hudson Technologies, Inc. and Subsidiaries

Consolidated Income Statements

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenues	$44,410	$34,643	$246,614	$237,118
Cost of sales	40,866	28,869	184,517	171,410
Gross profit	3,544	5,774	62,097	65,708

Operating expenses:
Selling, general and administrative	13,924	7,998	40,242	33,017
Amortization	828	1,022	3,296	3,390
Total operating expenses	14,752	9,020	43,538	36,407

Operating (loss) income	(11,208)	(3,246)	18,559	29,301

Other income	513	527	4,132	2,726

Income (loss) before income taxes	(10,965)	(2,719)	22,691	32,027

Income tax (benefit) expense	(2,062)	(154)	6,024	7,639

Net (loss) income	$(8,633)	$(2,565)	$16,667	$24,388

Net (loss) income per common share – Basic	$(0.20)	$(0.06)	$0.38	$0.54
Net (loss) income per common share – Diluted	$(0.20)	$(0.06)	$0.37	$0.52
Weighted average number of shares outstanding – Basic	43,011,314	44,863,767	43,585,401	45,329,789
Weighted average number of shares outstanding – Diluted	43,011,314	44,863,767	45,111,151	47,076,477

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in thousands)

	For the years ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$16,667	$24,388
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation	2,695	2,997
Amortization of intangible assets	3,296	3,390
Gain on measurement of earn-out liability	(1,600)
Impairment of long lived assets	—	441
Lower of cost or net realizable value inventory adjustment	1,726	3,028
Allowance for credit losses	307	(766)
Amortization of deferred finance cost	228	228
Share based compensation	1,100	842
Deferred tax expense	(42)	(482)
Changes in assets and liabilities:
Trade accounts receivable	(3,776)	12,306
Inventories	(40,913)	60,248
Prepaid and other assets	(3,448)	(1,144)
Lease obligations	—	(92)
Income taxes receivable	368	(846)
Accounts payable and accrued expenses	20,230	(12,727)
Cash (used in) provided by operating activities	(3,162)	91,811

Cash flows from investing activities:
Payments for acquisition	(2,237)	(20,670)
Additions to property, plant, and equipment	(5,052)	(5,300)
Cash used in investing activities	(7,289)	(25,970)

Cash flows from financing activities:
Net proceeds from issuances of common stock and exercises of stock options	46	—
Repurchase of common shares	(20,014)	(8,146)
Excess tax benefits from exercise of stock options	—	(7)
Excise tax on repurchase of common shares	(259)	—
Cash used in financing activities	(20,227)	(8,153)

Increase in cash and cash equivalents	(30,678)	57,688
Cash and cash equivalents at beginning of period	70,134	12,446
Cash and cash equivalents at end of period	$39,456	$70,134

Supplemental disclosure of cash flow information:
Cash paid during period for interest	$520	$690
Cash paid for income taxes	$5,748	$8,990
Property and equipment included in accrued expenses and other current liabilities	$268	655

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted selling, general and administrative expenses, adjusted operating income (loss) and margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below. These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance. The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

Hudson Technologies, Inc. and Subsidiaries

Reconciliation of GAAP Selling, General and Administrative Costs to Adjusted Net (Loss) Income/Adjusted Diluted EPA

(Amounts in thousands)

(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2025	2024	2025	2024
GAAP Selling, general and administrative	$13,924	$7,998	$40,242	$33,017
Adjustments (pre-tax)*	$4,022	—	$4,022	$378
Adjusted Selling, general and administrative*	$9,902	$7,998	$36,220	$32,639

Adjusted Operating Income
GAAP Operating (loss) income	($11,208)	($3,246)	$18,559	$29,301
Adjustments (pre-tax)*	$4,022	—	$4,022	$378
Adjusted operating (loss) income*	($7,186)	($3,246)	$22,581	$29,679

Revenues	$44,410	$34,643	$246,614	$237,118

Adjusted Net (loss) Income/Adjusted Diluted EPS
GAAP Net (loss) income	($8,633)	($2,565)	$16,667	$24,388
Adjustments, net of tax*	$3,247	—	$3,044	$288
Adjusted Income (loss)*	($5,386)	($2,565)	$19,711	$24,676
Diluted weighted average common shares	$43,011	$44,864	$45,111	$47,076
GAAP Diluted EPS	($0.20)	($0.06)	$0.37	$0.52
Adjusted diluted EPS*	($0.13)	($0.06)	$0.44	$0.52

Hudson Technologies, Inc. and Subsidiaries

Reconciliation of Severance Costs to Adjustments to Net Income

(Amounts in thousands)

(unaudited)

* Adjustments to reported GAAP financial measures including selling, general and administrative expenses, operating income and margin, net income and diluted EPS have been adjusted by the following:

	Three months		Twelve months
	ended December 31,		ended December 31,
	2025	2024	2025	2024
Severance costs	$4,022	—	$4,022	$378
Adjustments to selling, general and administrative	$4,022	—	$4,022	$378
Adjustments to operating income	$4,022	—	$4,022	$378
Related income tax effects on non-recurring items(1)	($775)	—	($978)	($90)
Adjustments to Net Income	$3,247	—	$3,044	$288

(1)	Calculated using the marginal tax rate for each period presented

Hudson Technologies, Inc. and Subsidiaries

Reconciliation of Revenues to Adjusted Net (Loss) Income and Adjusted Diluted EPS

(Amounts in thousands)

(unaudited)

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2025	2024	2025	2024
Revenues	$44,410	$34,643	$246,614	$237,118
Gross profit	$3,544	$5,774	$62,097	$65,708
Selling, general and administrative	$13,924	$7,998	$40,242	$33,017
Adjusted selling, general and administrative*	$9,902	$7,998	$36,220	$32,639
GAAP operating (loss) income	($11,208)	($3,246)	$18,559	$29,301
Adjusted operating (loss) income*	($7,186)	($3,246)	$22,581	$29,679
GAAP net (loss) income	($8,633)	($2,565)	$16,667	$24,388
Adjusted net (loss) income*	($5,386)	($2,565)	$19,711	$24,676
GAAP diluted EPS	($0.20)	($0.06)	$0.37	$0.52
Adjusted diluted EPS	($0.13)	($0.06)	$0.44	$0.52